EXHIBIT 5

               OPINION OF SHUMAKER WILLIAMS, P.C.

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                                                     EXHIBIT 5

                     SHUMAKER WILLIAMS, P.C.
                           P.O. BOX 88
                 HARRISBURG, PENNSYLVANIA 17108
                   TELEPHONE:  (717) 763-1121
                   TELECOPIER:  (717) 763-7419



                        December 14, 1995



Mr. Walter E. Daller, Jr.            Mr. Richard J. Shershenovich
President and CEO                    President
HARLEYSVILLE NATIONAL CORPORATION    FARMERS & MERCHANTS BANK
483 Main Street                      1001 Main Street
Harleysville, PA  19438              Honesdale, PA  18431

          RE:  Merger of Farmers & Merchants Bank, Honesdale PA.
               Our File No. 762-95

Gentlemen:

          We have acted as special counsel to Harleysville National Corporation ("HNC") and its wholly-owned subsidiary, Citizens National Bank of Lansford ("Citizens National"), in connection with the registration under the Securities Act of 1933, as amended, by means of a registration statement on Form S-4 (the "Registration Statement") of 489,593 shares of the One Dollar ($1) par value common stock of HNC (the "HNC Common Stock") to be issued pursuant to the terms of an Agreement and Plan of Reorganization (the "Agreement") entered into among HNC, Citizens National and Farmers & Merchants Bank (Honesdale, PA.) ("Farmers & Merchants").

          Upon consummation of the Agreement: (i) Farmers & Merchants will be merged with and into Citizens National; (ii) Citizens National will survive the merger and upon completion of the transaction will register the fictitious name "Farmers & Merchants Bank" to trade and be known as Farmers & Merchants Bank in the Honesdale area; (iii) all of the outstanding shares of Farmers & Merchant Two Dollars ($2) par value common stock (the "Farmers & Merchants Common Stock") will be converted into shares of HNC Common Stock; and (iv) each shareholder of Farmers & Merchants will receive shares of HNC Common Stock in exchange for shares of Farmers & Merchants Common Stock held by him or her, as specified in the Agreement, and cash in lieu of any fractional shares of HNC Common Stock.

          This opinion is being rendered pursuant to the requirements of Item 601(b)(5)(i) of Regulation S-K of the Securities and Exchange Commission (17 C.F.R. Section
229.601(b)(5)(i)) for inclusion as an exhibit to the Registration
Statement.

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Mr. Walter E. Daller, Jr.
President and CEO
HARLEYSVILLE NATIONAL CORPORATION
Mr. Richard J. Shershenovich
President
FARMERS & MERCHANTS BANK
December 14, 1995
Page 2

          In connection with the preparation of this opinion, we have examined such documents and corporate and other records and questions of law as we deem necessary or appropriate.

          Based upon the foregoing and subject to the conditions that: (i) all conditions precedent to the obligations of the parties set forth in the Agreement will have been satisfied at the time of the merger; (ii) all covenants required to be performed by the parties as set forth in the Agreement will have been performed by them at the time of the merger; and (iii) the shares of HNC Common Stock will be issued in strict accordance with the terms of the Agreement, we are of the opinion that the HNC Common Stock has been duly authorized and, when issued, will be legally issued, fully paid and non-assessable.

          In rendering the foregoing opinion, we have assumed without investigation that: (i) Farmers & Merchants has full corporate power and authority to execute and deliver the Agreement and to carry out the transactions contemplated therein; (ii) the Agreement has been duly executed and delivered by Farmers & Merchants and constitutes a valid and binding obligation of Farmers & Merchants; (iii) all corporate actions required to be taken by Farmers & Merchants to authorize the execution and delivery of the Agreement and the performance of the transactions contemplated therein will have been taken at the time of the merger; and (iv) the shares of Farmers & Merchants Common Stock issued and outstanding at the time of the merger are dully authorized, validly issued, fully paid and non-assessable.

          We hereby consent to the inclusion of this opinion as an exhibit to the Registration Statement and to the reference to our firm in the section of the Registration Statement entitled "Legal
Opinions".

                              SHUMAKER WILLIAMS, P.C.


                              /s/ Nicholas Bybel, Jr.
                         By:  ___________________________________
                               Nicholas Bybel, Jr.

December 14, 1995

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